UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Cornell Companies, Inc. (the “Company,” “we,” “us” or “our”) and its subsidiaries entered into an Amended and Restated Credit Agreement (“Amended Credit Agreement”) on October 10, 2007 with JPMorgan Chase Bank N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and a syndicate of lenders to provide financing of up to $100 million under a senior secured revolving credit facility.

The Amended Credit Agreement has a maturity of December 31, 2011, and modifies and extends the Company’s previous $60 million senior credit facility, which had a maturity of June 24, 2008. Our subsidiaries are guarantors, and the Amended Credit Agreement can be expanded to $150 million, subject to certain requirements.

Borrowings may be made under the Amended Credit Agreement at an applicable rate based upon our total leverage ratio at either (a) the prime rate plus a margin ranging from zero percent to 0.75 percent, or (b) a rate which ranges from 1.5 percent to 2.25 percent above the applicable London Interbank Offered Rate. We also pay a sliding commitment fee based upon our total leverage ratio.

The Amended Credit Agreement requires compliance with various financial covenants. These include a bank leverage ratio of our bank debt under the Amended Credit Agreement to earnings before interest, taxes, depreciation and amortization (as calculated under the Amended Credit Agreement, “EBITDA”) of no greater than 1.75 to 1 for the period through June 30, 2008 and 1.50 to 1 for the period September 30, 2008 through December 31, 2011. We are also required to maintain a total leverage ratio of our total debt to EBITDA of no greater than 5.50 to 1 initially, which ratio over the term reduces incrementally to 3.5 to 1. The Amended Credit Agreement further includes a covenant requiring our fixed charge coverage ratio to be no less than 1.20 to 1.

We are also subject to various other covenants, including restrictions and limitations on investments, engaging in sale/leaseback transactions and certain fundamental corporate changes.

The foregoing description of the Credit Facility is subject to, and qualified in its entirety by reference to, the full text of the Amended Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)                                              Exhibits.

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated October 10, 2007 among Cornell Companies, Inc., its subsidiaries, JPMorgan Chase Bank N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: October 12, 2007

	By:	/s/ William E. Turcotte
William E. Turcotte
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated October 10, 2007 among Cornell Companies, Inc., its subsidiaries, JPMorgan Chase Bank N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and the Lenders party thereto.